Exhibit 3.20

BY-LAWS

OF

BURLINGTON COAT FACTORY REALTY OF DUBLIN, INC.

ARTICLE I

OFFICES

SECTION 1. PRINCIPAL OFFICES. - The Board of Directors shall fix the location of the principal executive office of the corporation at any place within or outside the State of California. If the principal executive office is located outside this state, and the corporation has one or more business office in this state, the Board of Directors shall fix and designate a principal business office in the State of California.

SECTION 2. OTHER OFFICES. - The board of Directors may at any time establish branch or subordinate offices at any place or places where the corporation is qualified to do business.

ARTICLE II

MEETING OF SHAREHOLDERS

SECTION 1. PLACE OF MEETINGS. - Meetings of shareholders shall be held at any place within or outside the State of California designated by the Board of Directors. In the absence of any such designation, shareholders’ meetings shall be held at the principal executive office of the corporation.

SECTION 2. ANNUAL MEETINGS. - The annual meeting of the shareholders shall be held on May 23rd in each year, at 10:00 a.m. However, if this day falls on a legal holiday, then the meeting shall be held at the same time and place on the next succeeding full business day. At this meeting, directors shall be elected, and any other proper business may be transacted.

SECTION 3. SPECIAL MEETING. - A special meeting of the shareholders may be called at any time by the Board of Directors, or by the President, or by one or more shareholders holding shares in the aggregate entitled to cast not less than 10% of the votes at that meeting.

If a special meeting is called by any person or persons other than the Board of Directors, the request shall be in writing, specifying the time of such meeting and the general nature of the business proposed to be transacted and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the Chairman of the Board, the President, any Vice President, or the Secretary of the corporation. The office receiving the request shall cause notice to be promptly given to the shareholders entitled to vote, in accordance with the provisions of Sections 4 and 5 of this Article II, that a meeting will be held at the time requested by the person or persons calling the meeting, not less than thirty-five (35) nor more than sixty (60) days after the receipt of the request. If the notice is not given within twenty (20) days after receipt of the request, the person or persons requesting the meeting may give the notice. Nothing contained in this paragraph of this Section 3 shall be construed as limiting, fixing or affecting the time when a meeting of shareholders called by action of the Board of Directors may be held.

SECTION 4. NOTICE OF SHAREHOLDERS’ MEETINGS. - All notices of meetings of shareholders shall be sent or otherwise given in accordance with Section 5 of this Article II not less than ten (10) nor more than sixty (60) days before the date of the meeting, the general nature of the business to be transacted, or (ii) in the case of the annual meeting, those matters with the Board of Directors, at the time of giving the notice, intends to present for action by the shareholders. The notice of any meeting at which directors are to be elected shall include the name of any nominee or nominees whom, at the time of the notice, management intends to present for election.

If action is proposed to be taken at any meeting for approval of (i) a contract or transaction in which a director has a direct or indirect financial interest, pursuant to Section 310 of the Corporation Code of California, (ii) an amendment of the Articles of Incorporation, pursuant to Section 902 of that Code, (iii) a reorganization of the corporation, pursuant to Section 1201 of that Code, (iv) a voluntary dissolution of the corporation, pursuant to Section 1900 of that Code, or (v) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, pursuant to Section 2007 of that Code, the notice shall also state the general nature of that proposal.

SECTION 5. MANNER IF GIVING NOTICE; AFFIDAVIT OF NOTICE. - Notice of any meeting of shareholders shall be given either personally or by first-class mail or telegraphic or other written communication, charges prepaid, addressed to the shareholder at the address of that shareholder appearing on the books of the corporation or given by the shareholder to the corporation for the purpose of notice. If no such address appears on the corporation’s books or is given, notice shall be deemed to have been given if sent to that shareholder by first-class mail or telegraphic or other written communication to the corporation’s principal executive office, or if published at least once in a newspaper of general circulation in the county where the office is located. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by telegram or other means of written communication.

If any notice addressed to a shareholder at the address of that shareholder appearing on the books of the corporation is returned to the corporation by the United States Postal Service marker to indicate that the United States Postal Service is unable to deliver the notice to the shareholder at that address, all future notices or reports shall be deemed to have been duly given without further mailing if these shall be available to the shareholder on written demand of the shareholder at the principal executive office of the corporation for a period of one year from the date of the giving of the notice.

An affidavit of the mailing or other means of giving any notice of any shareholders’ meeting shall be executed by the Secretary, Assistant Secretary, or any transfer agent of the corporation giving the notice, and shall be filed and maintained in the minute book of the corporation.

SECTION 6. QUORUM. - The presence in person or by proxy of the holders of a majority of the shares entitled to vote at any meeting of shareholders shall constitute a quorum for the transaction of business. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

SECTION 7. ADJOURNED MEETING; NOTICE. - Any shareholders’ meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the shares represented at that meeting, either in person or by proxy, but in the absence of a quorum, no other business may be transacted at that meeting, except as provided in Section 6 of this Article II.

When any meeting of shareholders, either annual or special, is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place are announced at a meeting at which the adjournment is taken, unless a new record date for the adjourned meeting is fixed, or unless the adjournment is for more than forty-five (45) days from the date set for the original meeting, in which case the Board of Directors shall set a new record date. Notice of any such adjourned meeting shall be given to each shareholder of record entitled to vote at the adjourned meeting accordance with the provisions of Sections 4 and 5 of this Article II. At any adjourned meeting the corporation may transact any business which might have been transacted at the original meeting.

SECTION 8. VOTING. - The shareholders entitled to vote at any meeting of shareholders shall be determined in accordance with the provisions of Section II of this Article II, subject to the provisions of Sections 702 to 704, inclusive, of the Corporations Code of California (relating 10 voting shares held by a fiduciary, in the name of a corporation, or in joint ownership). The shareholders’ vote may be by voice vote or by ballot; provided, however, that any election for directors must be by ballot if demanded by any shareholder before the voting has begun. On any matter other than elections of directors, any shareholder may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against proposal, but, if the shareholder fails to specify the number of shares which the shareholder is voting affirmatively, it will be conclusively presumed that the shareholders’ approving vote is with respect to all shares that the shareholder is entitled to vote. If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on any matter (other than the election of directors) shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by the California General Corporation Law or by the Articles of Incorporation.

At a shareholders’ meeting at which directors are to be elected, no shareholder shall be entitled to cumulate votes (i.e., cast for any one or more candidates a number of votes greater than the number of the shareholder’s shares) unless the candidates’ names have been placed in nomination prior to commencement of the voting and a shareholder has given notice prior to commencement of the voting of the shareholder’s intention to cumulate votes. If any shareholder has give such a notice, then every shareholder entitled to vote may cumulate votes for candidates in nomination and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder’s shares are entitled or distribute the shareholder’s votes on the same principle among any or all of the candidates, as the shareholder thinks fit. The candidates receiving the highest number of votes, up to the number of directors to be elected, shall be elected.

SECTION 9. WAIVER OF NOTICE OR CONSENT BY ABSENT SHAREHOLDERS. - The transactions of any meeting of shareholder, either annual or special, however called and notice, and wherever held, shall be as valid as though made at a meeting duly held, after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each person entitled to vote, who was not present in person or by proxy, signs a written waiver of notice or a consent to a holding of the meeting, or an approval of the minutes. The waiver of notice or consent need not specify either the business to be transacted or the purpose of any annual or special meeting of shareholders, except that if action is taken or proposed to be taken for approval of any of those matters specified in the second paragraph of Section 4 of this Article II, the waiver of notice or consent shall state the general nature of the proposals. All such waivers, consents, or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Attendance by a person at a meeting shall also constitute a waiver of notice of that meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, and accept that attendance at a meeting is not a waiver of any right to object to the consideration of matters not included in the notice of the meeting if that objection is expressly made at the meeting.

SECTION 10. SHAREHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING. - Any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all shares entitled to vote on that action were present and voted. In the case of election of directors, such a consent shall be effective only if signed by the holders of all outstanding shares entitled to vote for the election of directors. All such consents shall be filed with the Secretary of the corporation and shall be maintained in the corporate records. Any shareholder giving a written consent, or the shareholder’s proxy holders, or a transferee of the shares or a personal representative of the shareholder or their respective proxy holders, may revoke the consent by a writing received by the Secretary of the corporation before written consents of the number of shares required to authorize the proposed action have been filed with the Secretary.

If the consents of all shareholders entitled to vote have not been solicited in writing, and if the unanimous written consent of all such shareholders shall not have been received, the Secretary shall give prompt notice of the corporate action approved by the shareholders without a meeting. This notice shall be given in the manner specified in Section 5 of this Article II. In case of approval of (i) contracts of transaction in which a director has a direct or indirect financial interest, pursuant to Section 310 of the Corporations Code of California, (ii) indemnification of agents of the corporation, pursuant to The Code, (iii) a reorganization of the corporation, pursuant to The Code, and (iv) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, pursuant to Section 2007 of that Code, the notice shall be given at least ten (10) days before the consummation of any action authorized by that approval.

SECTION 11. RECORD DATE FOR SHAREHOLDER NOTICE, VOTING AND GIVING CONSENTS. - For purposes of determining the shareholders entitled to notice of any meeting or to vote or entitled to notice of any meeting or to vote or entitled to five consent to corporate action without a meeting, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of any such meeting nor more than sixty (60) days before any such action without a meeting, and in this event only shareholders of record on the date so fixed are entitled to notice and to vote or to give consents, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date, except as otherwise provided in the Articles of Incorporation or by agreement or in the California General Corporation Law.

SECTION 13. INSPECTORS OF ELECTION. - Before any meeting of shareholders, of the Board of Directors may appoint any persons other than nominees for office to act as inspectors of election at the meeting or its adjournment. If no inspectors of election are so appointed, the Chairman of the meeting may, and on the request of any shareholder or a shareholder’s proxy shall, appoint inspectors shall be either at the meeting. The number of inspectors shall be either one (1) or three (3). If no inspectors are appointed at a meeting on the request of one or more shareholders of proxies, the holders of a majority of shares or their proxies present at the meeting shall determine whether one (1) or three (3) inspectors are to be appointed. If any person appointed as inspector fails to appear or fails or refuses to act, the Chairman of the meeting may, and upon the request of any shareholder or a shareholder’s proxy shall, appoint a person to fill that vacancy.

ARTICLE III

DIRECTORS; MANAGEMENT

SECTION 1. POWERS. - Subject to the limitation of the Articles of Incorporation, of the By-laws and of the laws of the State of California as to action to be authorized or approved by the shareholders, all corporate powers shall be exercised by or under authority of, and the business and affairs of this corporation shall be controlled by, a Board of Directors.

SECTION 2. NUMBER AND QUALIFICATION. - The authorized number of directors of the corporation shall be three (3), until changed by amendment to the Articles of Incorporation of by an amendment to this Section 2, Article II of these By-laws, adopted by the vote or written consent of the shareholders entitled to exercise the majority of the voting power of the corporation.

SECTION 3. ELECTION AND TENURE OF OFFICE. - The directors shall be elected by ballot at the annual meeting of the shareholders, to serve for one year and until their successors are elected and have qualified. Their term of office shall begin immediately after the election.

SECTION 4. VACANCIES. - Vacancies in the Board of Directors may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, and each director so elected shall hold office until his successor is elected at an annual meeting of shareholders or at a special meeting called for that purpose.

The shareholders may at any time elect a director to fill any vacancy not filled by the directors, and may elect the additional directors at the meeting at which an amendment by the By-laws is voted authorizing an increase in the number of directors.

A vacancy or vacancies shall be deemed to exist in case of the death, resignation or removal of any director, or if the shareholders shall increase the authorized number of directors but not shall fail at the meeting at which such increase is authorized or at an adjournment thereof, to elect the additional director so provided for, or in case the shareholders fail at any time to elect the full number of authorized directors.

If the Board of Directors accepts the resignation of a Director tendered to take effect at a future time, the Board or the shareholders, shall have power to elect a successor to take office when the resignation shall become effective.

No reduction of the number of directors shall have the effect of removing any director prior to the expiration of his term of office.

SECTION 5. REMOVAL OF DIRECTORS. - The entire Board of Directors or any individual director may be removed from office as provided by Section 807, 810 and 811 of the Corporation Code of the State of California.

SECTION 6. PLACE OF MEETINGS. - Meetings of the Board of Directors shall be held at the office of the corporation in the State of California, as designated for that purpose, from time to time, by resolution of the Board of Directors, or written consent of all of the Members of the Board. Any meeting shall be valid, wherever held, if held by written consent of all Members of the Board of Directors, given either before or after the meeting and filed with the Secretary of the corporation.

SECTION 7. ORGANIZATION MEETINGS. - The organization meetings of the Board of Directors shall be held immediately following the adjournment of the annual meetings of the shareholders.

SECTION 8. OTHER REGULAR MEETINGS. - Regular meetings of the Board of Directors shall be held on the twenty-third day of May. If said day shall fall upon a holiday, such meetings shall be held on the next succeeding business day thereafter. No notice need be given of such regular meetings.

SECTION 9. SPECIAL MEETINGS - NOTICES. - Special meetings of the Board of Directors for any purpose or purposes shall be called at any time by the President or if he is absent or unable or refuses to act, by any Vice-president, or by any two directors.

Written notice of the time and place of special meetings shall be delivered personally to the directors or sent to each director by letter or by telegram, charges prepaid, addresses to him at his address as it is shown upon the records of the corporation, or if it is not so shown on such records or is not readily ascertainable, at the place in which the meetings of the directors are regularly held. In case such notice is mailed or telegraphed, it shall be deposited in the United States mail or delivered to the telegraph company in the place in which the principal office of the corporation is located at least forty-eight (48) hours prior to the time of the holding of the meeting. In case such notice is delivered as above provided, it shall be so delivered at least twenty-four (24) hours prior to the time of the holding of the meeting. Such mailing, telegraphing or delivery as above provided shall be due, legal and personal notice to such director.

SECTION 10. WAIVER OF NOTICE. - When all the directors are present at any directors’ meeting, however called or noticed, and sign a written consent thereto on the records of such meeting, or, if a majority of the directors are present, and if those not present sign in writing a waiver of notice of such meeting, whether prior to or after the holding of such meeting, which said waiver shall be filled with the Secretary of the corporation, the transactions thereof are as valid as if had at a meeting regularly called and noticed.

SECTION 11. NOTICE OF ADJOURNMENT. - Notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place be fixed at the meeting adjourned.

SECTION 12. QUORUM. - A majority of the number of directors as fixed by the articles or By-laws shall be necessary to constitute a quorum for the transaction of business, and the action of a majority of the directors present at any meeting at which there is a quorum, when duly assembled, is valid as a corporate act; provided that a minority of the directors, in the absence of a quorum, may adjourn from time to time, but may not transact any business.

SECTION 13. CONSENT OF BOARD OBVIATING NECESSITY OF MEETING. - (Pursuant to California Corporations Code Section 814.51) Notwithstanding anything to the contrary contained in these By-laws, any action required or permitted to be taken by the Board of Directors under any provisions of Section 100-6804 of the Corporations Code of California may be taken without a meeting, if all members of the Board of Directors shall individually or collectively consent in writing to such action. Such written consent of the Board. Such action by written consent shall have the same force and effect as a unanimous vote of such directors.

ARTICLE IV

OFFICERS

SECTION 1. OFFICERS. - The officers shall be a President, one or more Vice- Presidents, a Secretary and a Treasurer, which officers shall be elected by, and hold office at the pleasure of, the Board of Directors.

SECTION 2. ELECTION. - After their election the directors shall meet and organize by electing a President from their own number, and one or more Vice-President, a Secretary and a Treasurer, who may, but need not be, members of the Board of Directors. Any two or more of such office except those of President and Secretary, may be held by the same person.

SECTION 3. COMPENSATION AND TENURE OF OFFICE. - The compensation and tenure of office of all the officers of the corporation shall be fixed by the Board of Directors.

SECTION 4. REMOVAL AND RESIGNATION. - Any office may be removed, either with or without cause, by a majority of the directors at the time in office, at any regular or special meeting of the Board, or, except in case of any officer chosen by the Board of Directors, by any officer upon whom such power of removal be conferred by the Board of Directors.

Any officer may resign at any time by giving written notice to the Board of Directors or to the President, or to the Secretary of the corporation. Any such resignation shall take effect at the date if the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 5. VACANCIES. - A vacancy in any office because of death, resignation, removal, disqualification or other cause shall be filled in the manner prescribed in the By-laws for regular appointments to such office.

SECTION 6. PRESIDENT. - The President shall be the Chief Executive Officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and affairs of the corporation. He shall preside at all meetings of the shareholders and of the Board of Directors. He shall be exofficio member of all the standing committees, including the executive committee, if any, and shall have the general powers and duties of management usually vested in the office of President of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors of the By-laws.

SECTION 7. VICE-PRESIDENTS. - The Vice-Presidents shall, in the order designated by the Board of Directors, in the absence or disability of the President, perform the duties and exercise the powers of the President, and shall perform such other duties as the Board of Directors shall prescribe.

SECTION 8. SECRETARY. - The Secretary shall keep, or cause to be kept, a book of minutes at the principal office or such other place as the Board of Directors may order, of all meetings of directors and shareholders, with the time and place of holding, whether regular or special, and if special, how authorized, the notice thereof given, the names of those present at directors’ meetings, the number of shares present or represented at shareholders’ meetings and the proceedings thereof.

The Secretary shall keep, or cause to be kept, at the principal office or at the office of the corporation’s transfer agent, a share register, or a duplicate share register, showing the names of the shareholders and their addresses; the number and classes of shares held by each; the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

The Secretary shall give, or cause to be given, notice of all the meetings of the shareholders and of the Board of Directors required by the By-laws or by law to be given; he shall keep the seal of the corporation and affix said seal, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or the By-laws.

SECTION 9. TREASURER. - The Treasurer shall receive and keep all the funds of the corporation, and pay them out only on the check of the corporation, signed in the manner authorized by the Board of Directors.

SECTION 10. ASSISTANTS. - Any Assistant Secretary or Assistant Treasurer, respectively, may exercise any of the powers or Secretary or Treasurer, respectively, as provided in these By-laws or as directed by the Board of Directors, and shall perform such other duties as are imposed upon them by the By-laws or the Board of Directors.

SECTION 11. SUBORDINATE OFFICERS. - The Board of Directors may from time to time appoint such subordinate officers or agents as the business of the corporation may require, fix their tenure of office and allow them suitable compensation.

ARTICLE V

EXECUTIVE AND OTHER COMMITTEES

The Board of Directors may appoint an executive committee, and such other committees as may be necessary from time to time, consisting of such number of its members and with such powers as it may designate, consistent with the Articles of Incorporation and By-laws and the General Corporation Law of the State of California. Such committees shall hold office at the pleasure of the Board.

ARTICLE VI

CORPORATE RECORDS AND REPORTS - INSPECTION

SECTION 1. RECORDS. - The corporation shall maintain adequate and correct accounts, books, and records of its business and properties. All of such books, records and accounts shall be kept at its principal place of business in the State of California, as fixed by the Board of Directors from time to time.

SECTION 2. INSPECTION OF BOOKS AND RECORDS. - All books and records provided for in the Corporations Code of California shall be open to inspection of the directors and shareholders from time to time and in the manner provided in said code.

SECTION 3. CERTIFICATION AND INSPECTION OF BY-LAWS. - The original or a copy of these By-laws, as amended or otherwise altered to date, certified by the Secretary, shall be open to inspection by the shareholders of the company, as provided in the Corporations Code of California.

SECTION 4. CHECKS, DRAFTS, ETC. - All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such persons and in such manner as shall be determined from time to time by resolution of the Board of Directors.

SECTION 5. CONTRACTS, ETC. - HOW EXECUTED. - The Board of Directors, except as in the By-laws otherwise provided, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation. Such authority may be general or confined to specific instances. Unless so authorized by the Board of Directors, no officer, agent or employee shall have any power or authority to fund the corporation by any contract or engagement, or to pledge its credit, or to render it liable for any purpose or to any amount.

SECTION 6. ANNUAL REPORTS. -The Board of Directors shall cause annual reports to be made to the shareholders as provided by Sections 3006-3012 of the Corporations Code of California. The Board of Directors shall cause such annual reports to be sent to the shareholders not later than one hundred twenty (120) days after the close of the fiscal or calendar year.

ARTICLE VII

CERTIFICATE AND TRANSFER OF SHARES

SECTION 1. CERTIFICATE OF SHARES. - Certificates for shares shall be such form and device as the Board of Directors may designate and shall state the name of the record holder of the shares represented thereby; its number; date of issuance; the number of shares for which it is issue; the par value; if any a statement that such shares are without par value; a statement of the rights, privileges, preferences and restrictions, if any; a statement as to redemption or conversion, if any; a statement of liens or restrictions upon transfer or voting, if any; if the shares be assessable, or, it assessments are collectible by personal action, a plain statement of such facts.

Every certificate for shares must be signed by the President or a Vice-president and the Secretary or an Assistant Secretary or must be authenticated by facsimiles of the signatures of the President and Secretary or by facsimile of the President and the written signature of its Secretary or an Assistant Secretary. Before it becomes effective every certificate for shares authenticated by a facsimile of a signature must be countersigned by a transfer clerk and must be registered by an incorporated bank or trust company, either domestic or foreign, as registrar of transfers.

SECTION 2. TRANSFER ON THE BOOKS. - Upon Surrender to the Secretary or transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. [THIS PART IS NOT READABLE] be lost or destroyed.

SECTION 4. TRANSFER AGENTS AND REGISTRARS. - The Board of Directors may appoint one or more transfer agents or transfer clerks, and one or more registrars, which shall be an incorporated bank or trust company, either domestic or foreign, who shall be appointed at such times and places as the requirements of the corporation may necessitate and the Board of Directors may designate.

SECTION 5. CLOSING STOCK TRANSFER BOOKS. - The Board of Directors may close the transfer books at their discretion for a period not exceeding thirty (30) days preceding any meeting, annual or special, of the shareholders, or the day appointed for the payment of a dividend.

ARTICLE VIII

CORPORATE SEAL

The corporate seal shall be circular in form, and shall have inscribed thereon the name of the corporation, the date of its incorporation, and the State of California.

ARTICLE IX

AMENDMENTS TO BY-LAWS

SECTION 1. BY SHAREHOLDERS. - New By-laws may be adopted or these By-laws may be replaced or amended at their annual meeting, or at any other meeting of the shareholders called for that purpose, by a vote of shareholders entitled to exercise a majority of the voting power of the corporation, or by written assent of such shareholders.

SECTION 2. POWERS OF DIRECTORS. - Subject to the right of the shareholders to adopt, amend or repeal By-laws, as provided in Section 1 of this Article VIII, the Board of Directors may adopt, amend or repeal any of these By-laws other than a By-law or amendment thereof changing the authorized number of directors.

SECTION 3. RECORD OF AMENDMENTS. - Whenever an amendment or new By-law is adopted, it shall be copied in the Book of By-laws with the original Bylaws, in the appropriate place. If any By-law is repealed, the fact of repeal with the date of the meeting at which the repeal was enacted or written assent was filed shall be stated in said book.